                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): DECEMBER 17, 1997


                          VIMRX PHARMACEUTICALS INC.
              (Exact name of registrant as specified in charter)



   DELAWARE                          0-19153                     06-1192468
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation.)


            2751 Centerville Road, Suite 210, Wilmington, DE  19808
           (Address of principal executive offices)           (Zip code)


      Registrant's telephone number, including area code:  (302) 998-1734



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

Item  2.  Acquisition or Disposition of Assets.
          -------------------------------------

          On December 17, 1997, VIMRx Pharmaceuticals Inc. (the "Registrant") completed its previously announced acquisition of the intellectual property and intangible assets, other than trademarks, of the Immunology Division (the "Division") of the Biotech Business Group of Baxter Healthcare Corporation ("Baxter"), for 11,000,000 shares of the Registrant's Common Stock and 66,304 shares of the Registrant's Class A Preferred Stock; and the transfer of such intangible assets to a newly organized subsidiary, BIT Acquisition Corp. (the "Subsidiary"), in exchange for 80.5% of the Subsidiary's common stock. Concurrently, the Subsidiary acquired the tangible assets, business, trademarks and certain obligations of the Division in exchange for the payment to Baxter of 19.5% of the Subsidiary's common stock and a warrant entitling Baxter to purchase an additional 6% of the Subsidiary's common stock for $6,000,000. In addition, the Registrant purchased $10,000,000 principal amount of the Subsidiary's 6.5% convertible subordinated debentures for $10,000,000, paid out of available cash on hand, and Baxter purchased $30,000,000 principal amount of such debentures for $30,000,000.

          In addition, the Subsidiary entered into several agreements with Baxter pursuant to one of which, the Subsidiary may pay up to $21,000,000 to Baxter as and when certain product development and regulatory milestones are achieved. Baxter will also provide manufacturing services to the Subsidiary on an ongoing basis with respect to the Division's products at cost, and Baxter will provide marketing services at cost plus a gross margin.

          The Registrant intends to utilize the acquired assets to continue developing the current business of the Division.

          The Division, which commenced operations on January 1, 1993, is engaged in the development, manufacture, marketing and distribution of specialized instruments used in ex vivo cell research and therapies. The Division's cell processing instruments are used in combination with biological reagents and other instruments to provide integrated systems for manipulation of cells extracted from patients. These cell processing instruments are used in the treatment of various diseases, including various forms of cancer.

          The Division was global in nature with headquarters in Irvine, California, a research facility in Round Lake, Illinois, and customer training, service and limited manufacturing and research capabilities in Munich, Germany. The Subsidiary did not acquire the Division's facilities in Round Lake, Illinois and Munich, Germany and, following the closing, operations are being consolidated at the Irvine, California facility.

         The Division currently markets the Isolex(R) Cell Separator, an automated, sterile path instrument for the positive clinical separation of specific cell populations from blood and bone marrow (positive cell selection). In positive cell selection, a targeted cell population is captured and retained for reinfusion or for further biological manipulation. The Division offers three versions of the Isolex(R) Cell Separator instrument: the smaller scale Isolex(R) 50 Cell Separator for research use; the clinical scale semi-automated 300SA Cell Separator; and the fully automated 300i Cell Separator. All three versions are currently marketed for therapeutic and/or research purposes in Europe. As the Division has not yet received regulatory approval of the instruments for therapeutic purposes, sales in the United States and Japan are limited to research laboratories and institutions on a cost recovery basis.

         In addition to the positive selection Isolex Cell Separator, the Division markets the MaxSep(R) System. The semi-automated MaxSep(R) System is a negative selection system in which undesired cells are removed from a diverse population of cells. The MaxSep(R) System is currently marketed for therapeutic purposes in Europe.

         The Division also markets various ancillary products which are utilized in the cell manufacturing cycle. These products include the following:
Cryocyte/TM/ containers used in the freezing of blood components; Lifecell(R) tissue culture flasks which provide a closed system environment for culturing cells; CFU stem cell kit used to measure stem cell colony formation in samples of bone marrow, peripheral blood, cord blood, or selected CD3 cells; and Harvester,/TM/ a cell collection device used primarily to reduce large cell volumes.

Item 5.  Other Events
         ------------

         A special meeting of stockholders of the Registrant was held on December 16, 1997 to consider and vote on the acquisition of the Division (see
Item 2.) and to consider and vote on an amendment to the Registrant's Certificate of Incorporation to authorize the Registrant to issue up to 150,000 shares of Class A Preferred Stock, of which 66,304 shares were issued to Baxter at the closing.

         Proxies representing 28,906,567 shares (52% of the outstanding shares of record entitled to vote) were present at the meeting.

         On the proposal to authorize the purchase of the Division, 28,057,027 shares voted in favor, 496,365 shares voted against, and 353,175 shares abstained.

         On the proposal to authorize the amendment to the Certificate of Incorporation, 27,888,069 shares voted in favor, 617,969 shares voted against, and 400,529 shares abstained.

         Accordingly, both agenda items were approved.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

a.   Financial Statements of Division.
                                                                         PAGE
                                                                         ----

Independent Auditor's Report...........................................   F-2
Balance Sheets as of December 31, 1995 and 1996........................   F-3
Statements of Operations for the years ended December 31,
     1994, 1995 and 1996...............................................   F-4
Statements of Cash Flows for the years ended December 31,
     1994, 1995 and 1996...............................................   F-5
Notes to Financial Statements..........................................   F-6


Balance Sheets as of December 31, 1996 (Audited) and June 30,
     1997 (Unaudited)..................................................  F-13
Statements of Operations for the six months ended June 30,
     1996 and 1997 (Unaudited).........................................  F-14
Statements of Cash Flows for the six months ended June 30,
     1996 and 1997 (Unaudited).........................................  F-15
Notes to Condensed Financial Statements (Unaudited)....................  F-16

b.   Pro Forma Financial Statements of Registrant.

Unaudited Pro Forma Condensed Combined Balance Sheet at June
     30, 1997..........................................................  F-20
Unaudited Pro Forma Condensed Combined Statement of Operations
     for the year ended December 31, 1996..............................  F-21
Unaudited Pro Forma Condensed Combined Statement of Operations
     for the six months ended June 30, 1997............................  F-22
Notes to Unaudited Pro Forma Condensed Combined Financial
     Statements........................................................  F-23

c.   Exhibits.

2.1 Asset Purchase Agreement dated as of October 10, 1997 among Registrant, Subsidiary and Baxter.

3.1  Certificate of Amendment of Certificate of Incorporation of Registrant.

10.1 Hardware and Disposables Manufacturing Agreement between Subsidiary and Baxter, dated as of December 17, 1997.

10.2 Antibody Manufacturing and Storage Agreement between Subsidiary and Baxter, dated as of December 17, 1997.


10.3 Hardware and Disposables Supply Agreement between Subsidiary and Baxter, dated as of December 17, 1997.

10.4 Marketing, Sale and Distribution Agreement between Subsidiary and Baxter, dated as of December 17, 1997.

10.5 Non-Competition and Confidentiality Agreement between Registrant and Baxter, dated as of December 17, 1997

10.6 Sublicense (Chiron) between Subsidiary and Baxter, dated as of December 17, 1997.

10.7 Sublicense (Dorken) between Subsidiary and Baxter, dated as of December 17, 1997.

10.8 Sublicense (First Becton-Dickinson) between Subsidiary and Baxter, dated as of December 17, 1997.

10.9 Sublicense (Second Becton-Dickinson) between Subsidiary and Baxter, dated as of December 17, 1997.

                    IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                  A DIVISION OF BAXTER HEALTHCARE CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
FINANCIAL STATEMENTS:
Independent Auditor's Report.............................................  F-2
Balance Sheets as of December 31, 1995 and 1996..........................  F-3
Statements of Operations for the years ended December 31, 1994, 1995 and
 1996....................................................................  F-4
Statements of Cash Flows for the years ended December 31, 1994, 1995 and
 1996....................................................................  F-5
Notes to Financial Statements............................................  F-6
CONDENSED FINANCIAL STATEMENTS:
Balance Sheets as of December 31, 1996 (Audited) and June 30, 1997
 (Unaudited)............................................................. F-13
Statements of Operations for the six months ended June 30, 1996 and 1997
 (Unaudited)............................................................. F-14
Statements of Cash Flows for the six months ended June 30, 1996 and 1997
 (Unaudited)............................................................. F-15
Notes to Condensed Financial Statements (Unaudited)...................... F-16

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders Baxter Healthcare Corporation:

  We have audited the accompanying balance sheets of the Immunotherapy Division of Baxter Biotech, a division of Baxter Healthcare Corporation, as of December 31, 1995 and 1996 and the related statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Immunotherapy Division of Baxter Biotech as of December 31, 1995 and 1996 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Los Angeles, California
July 28, 1997

                    IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996

                                                           1995        1996
                                                        ----------- -----------
                        ASSETS
Current assets:
  Cash................................................. $    13,000 $    35,000
  Accounts receivable, less allowance for doubtful
   accounts of $48,000 in 1995 and $71,000 in 1996.....   6,268,000   6,019,000
  Due from related parties.............................     353,000     529,000
  Other receivables....................................     647,000   1,788,000
  Inventories..........................................   6,767,000   8,523,000
  Prepaid expenses and other current assets............     209,000     131,000
                                                        ----------- -----------
    Total current assets...............................  14,257,000  17,025,000
Property and equipment, net............................  10,338,000  11,808,000
Other assets...........................................   3,110,000   3,605,000
                                                        ----------- -----------
    Total assets....................................... $27,705,000 $32,438,000
                                                        =========== ===========
            LIABILITIES AND BUSINESS EQUITY
Current liabilities:
  Accounts payable..................................... $ 2,190,000 $ 2,428,000
  Due to related parties...............................      28,000     658,000
  Accrued expenses and other current liabilities.......   3,571,000   4,023,000
                                                        ----------- -----------
    Total current liabilities..........................   5,789,000   7,109,000
Commitments and contingencies (note 10)
Business equity (note 11)..............................  21,916,000  25,329,000
                                                        ----------- -----------
    Total liabilities and business equity.............. $27,705,000 $32,438,000
                                                        =========== ===========


                See accompanying notes to financial statements.

                    IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                           1994          1995          1996
                                       ------------  ------------  ------------
Revenue............................... $ 19,702,000  $ 22,564,000  $ 23,947,000
Cost of goods sold....................    9,943,000    11,608,000    11,638,000
                                       ------------  ------------  ------------
  Gross profit........................    9,759,000    10,956,000    12,309,000
                                       ------------  ------------  ------------
Operating expenses:
  Research and development............   35,308,000    35,711,000    34,699,000
  Sales, general and administrative...   12,324,000    13,356,000    13,254,000
                                       ------------  ------------  ------------
  Total operating expenses............   47,632,000    49,067,000    47,953,000
                                       ------------  ------------  ------------
  Operating loss......................  (37,873,000)  (38,111,000)  (35,644,000)
                                       ------------  ------------  ------------
Other income (expense):
  Loss on sale of investment..........          --     (1,388,000)          --
  Gain on sale of Therasorb assets....          --            --        651,000
  Other...............................        6,000       (39,000)    1,753,000
                                       ------------  ------------  ------------
  Total other income (expense)........        6,000    (1,427,000)    2,404,000
                                       ------------  ------------  ------------
  Net loss............................ $(37,867,000) $(39,538,000) $(33,240,000)
                                       ============  ============  ============


                See accompanying notes to financial statements.

                    IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                           1994          1995          1996
                                       ------------  ------------  ------------
Cash flows from operating activities:
  Net loss...........................  $(37,867,000) $(39,538,000) $(33,240,000)
   Adjustments to reconcile net loss
    to net cash used in operating
    activities:
   Depreciation and amortization.....     2,296,000     3,693,000     4,383,000
   Gain on sale of Therasorb assets..           --            --       (651,000)
   Loss on sale of investment........           --      1,388,000           --
   Changes in assets and liabilities:
    Accounts receivable..............    (1,480,000)   (1,982,000)     (689,000)
    Due from related parties.........       (88,000)     (265,000)     (176,000)
    Other receivables................      (601,000)      (46,000)   (1,141,000)
    Inventories......................    (3,307,000)   (2,257,000)   (3,435,000)
    Prepaid expenses and other
     assets..........................     2,072,000      (133,000)       60,000
    Accounts payable.................      (200,000)     (160,000)      925,000
    Due to related parties...........        (4,000)       28,000       630,000
    Accrued expenses and other
     current liabilities.............     2,353,000      (138,000)      846,000
                                       ------------  ------------  ------------
    Net cash used in operating
     activities......................   (36,826,000)  (39,410,000)  (32,488,000)
                                       ------------  ------------  ------------
Cash flows from investing activities:
  Purchases of property and
   equipment.........................    (4,226,000)   (4,667,000)   (6,468,000)
  Purchases of other assets..........      (298,000)   (2,100,000)     (961,000)
  Proceeds from sale of Therasorb
   assets............................           --            --      3,286,000
  Proceeds from sale of investments..           --      1,385,000           --
                                       ------------  ------------  ------------
    Net cash used in investing
     activities......................    (4,524,000)   (5,382,000)   (4,143,000)
                                       ------------  ------------  ------------
Cash flows from financing
 activities--
 financing from parent...............  $ 41,355,000  $ 44,800,000  $ 36,653,000
                                       ------------  ------------  ------------
    Net cash provided by financing
     activities......................    41,355,000    44,800,000    36,653,000
                                       ------------  ------------  ------------
    Net increase in cash.............         5,000         8,000        22,000
Cash at beginning of year............           --          5,000        13,000
                                       ------------  ------------  ------------
Cash at end of year..................  $      5,000  $     13,000  $     35,000
                                       ============  ============  ============
Supplemental cash flow disclosures:
  Cash paid during the year for:
    Interest.........................           --            --            --
    Income taxes.....................  $        --   $        --   $        --
                                       ============  ============  ============

                See accompanying notes to financial statements.

                   IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995 AND 1996

(1) BASIS OF PRESENTATION

 General

  The Immunotherapy Division of Baxter Biotech (the Business) is a division of Baxter Healthcare Corporation (Baxter), which is a subsidiary of Baxter International, Inc. The Business is engaged in the development, manufacture, marketing and distribution of specialized instruments used in ex-vivo cell research and therapies.

  Historically, the Business had no separate legal status. The accompanying financial statements have been prepared from the historical accounting records as if the Business had operated as a separate entity during all periods presented.

  The financial statements include all of the direct operating expenses of the Business and allocations of certain shared administrative services costs from Baxter. Expenses are allocated on the basis of actual usage or other methods, which approximate actual usage. Management believes that the allocation methods are reasonable. However, these allocations are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity.

  Operations outside the United States are included in the accompanying financial statements on the basis of fiscal years ending November 30.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value).

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives which range from 3 to 11 years. Leasehold improvements are amortized using the straight-line method over the estimated useful life or the lease term, whichever is shorter.

 License Agreements

  License agreements are recorded at cost and are amortized using the straight-line method over the shorter of the estimated useful lives of the license or the license term. These costs are included with other assets in the accompanying balance sheets. Accumulated amortization at December 31, 1995 and 1996 was $1,174,000 and $1,640,000, respectively.

 Financial Instruments

  The carrying value of financial instruments such as cash, accounts receivable, other current assets, accounts payable and other current liabilities approximates their fair value due to the short-term nature of these instruments.

 Revenue Recognition

  Revenue and related cost of goods sold are recognized upon shipment of products.

                   IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                       DECEMBER 31, 1994, 1995 AND 1996

 Research and Development Costs

  Research and development costs are charged to expense as incurred.

 Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Business adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed their fair values. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Business' financial position or results of operations.

 Stock-Based Compensation

  In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair-value method of accounting for stock-based awards. As permitted by SFAS No. 123, the Business elected to continue to follow existing accounting requirements for stock options and other stock-based awards contained in Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees." Management of the Business has determined that the required pro forma disclosures pursuant to SFAS No. 123 are not material to the accompanying financial statements (see note 7).

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(3) SALE OF INVESTMENT AND DISCONTINUED OPERATIONS

  At December 31, 1994, the Business owned 117,748 shares of Applied Immune Science, Inc. (AIS) common stock. Through its investment, the Business obtained certain distribution and marketing rights to products developed either exclusively by AIS or jointly by AIS and the Business. In November 1995, the Business sold its entire holding of AIS common stock for cash proceeds of $1,385,000 which resulted in a loss of $1,388,000.

                   IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                       DECEMBER 31, 1994, 1995 AND 1996


  In February 1996, the Business sold the assets of its "Therasorb" product line for $3,286,000 which resulted in a gain of $651,000. In addition, the Business recorded income of approximately $1,764,000 during 1996 related to the "earn-out" provisions related to the sale of the Therasorb assets. This amount is included in "Other" income in the accompanying financial statements.

  On January 1, 1997, the Business transferred the assets of its "Collections" product line to another Baxter division. The operating results of the "Therasorb" and "Collections" product lines included in the statements of operations were revenues of $12,900,000, $16,400,000 and $13,700,000 in 1994,
1995 and 1996, respectively, and operating losses of $2,500,000 and $100,000 in 1994 and 1995 and operating profit of $1,200,000 in 1996.

(4) INVENTORIES

  Inventories at December 31, 1995 and 1996 are summarized as follows:

                                                              1995       1996
                                                           ---------- ----------
   Raw materials.......................................... $  558,000 $1,424,000
   Work in process........................................  1,003,000    668,000
   Finished goods.........................................  5,206,000  6,431,000
                                                           ---------- ----------
                                                           $6,767,000 $8,523,000
                                                           ========== ==========

(5) PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1995 and 1996 are summarized as follows:

                                                           1995        1996
                                                        ----------- -----------
   Land................................................ $       --  $    25,000
   Buildings and improvements..........................      60,000     275,000
   Equipment...........................................  18,258,000  23,470,000
   Construction in progress............................     475,000     410,000
                                                        ----------- -----------
                                                         18,793,000  24,180,000
   Less accumulated depreciation and amortization......   8,455,000  12,372,000
                                                        ----------- -----------
                                                        $10,338,000 $11,808,000
                                                        =========== ===========

(6) INCOME TAXES

  The Business has not recorded income tax expense or benefit for 1994, 1995 or 1996. On a separate return basis, the losses incurred during those years would give rise to net operating loss carryforwards and related deferred tax assets. The deferred tax assets before related valuation allowances at December 31, 1995 and 1996 would amount to $27,013,000 and $37,168,000, respectively. Due to the uncertainty of ultimate utilization of those carryforwards on a separate-return basis, the Business has recorded valuation allowances for the full amounts of those deferred tax assets. The tax effect of other temporary differences that give rise to deferred tax liabilities at December 31, 1995 and 1996 was not material.

  The Business, on a stand-alone basis, would have a net operating loss carryforward for Federal income tax purposes of approximately $104,405,000 at December 31, 1996. However, since the Business has been included in the consolidated tax filings of Baxter, its prior losses have been utilized in the Baxter consolidated tax returns.

                   IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                       DECEMBER 31, 1994, 1995 AND 1996

As such, should the Business actually file separate tax returns in the future, no net operating losses would be available.

(7) STOCK-BASED COMPENSATION PLANS

  Employees of the Business participate in certain Baxter stock-based compensation plans, which are described below. The Business applies APB No. 25 and related interpretations in accounting for its employees' participation in these plans. Accordingly, no compensation expense has been recognized by the Business under the plans in which employees participate other than for performance-based stock granted to employees.

 Fixed Stock Option Plans

  The two Baxter International, Inc. fixed stock option plans provide for the grant of incentive stock options. Options are primarily granted at the fair market value of the Baxter International, Inc. common stock at the date of grant with an initial term of ten years. Vesting terms vary, with some options vesting ratably over three years and others vesting 100% after five years, with accelerated vesting upon the achievement of specific stock market value levels.

  The following summarizes the stock option transactions under the plans during the periods presented:

                                                                    WEIGHTED
                                                                AVERAGE EXERCISE
                                                       SHARES        PRICE
                                                       -------  ----------------
   Options outstanding at December 31, 1993...........  81,852       $24.39
   Options granted....................................  20,289        24.79
   Options exercised..................................  (4,563)       13.29
   Options canceled...................................     --           --
                                                       -------       ------
   Options outstanding at December 31, 1994...........  97,578        24.99
   Options granted....................................  56,130        34.68
   Options exercised..................................  (6,870)       16.39
   Options canceled...................................  (3,933)       30.39
                                                       -------       ------
   Options outstanding at December 31, 1995........... 142,905        29.06
   Options granted....................................  37,700        51.00
   Options exercised.................................. (12,341)       19.55
   Options canceled...................................  (4,034)       34.56
                                                       -------       ------
   Options outstanding at December 31, 1996........... 164,230       $34.68
                                                       =======       ======

  At December 31, 1996, the range of exercise prices and the weighted average remaining contractual life of outstanding options was $20.51-$51.00 and 7 years, respectively.

  At December 31, 1994, 1995 and 1996, the number of options exercisable was 58,842, 60,967 and 64,609, respectively, and the weighted average exercise price of those options was $24.51, $25.86 and $26.68, respectively.

 Employee Stock Purchase Plans

  Business employees may participate in the Baxter International, Inc. stock purchase plans through payroll deductions. The common stock purchase price is the lower of 85% of the closing market price on the date of

                   IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                       DECEMBER 31, 1994, 1995 AND 1996

subscription or 85% of the closing market price as defined by the plans. The total subscription amount for each participant cannot exceed 25% of current annual pay. Purchases by Business employees under the Baxter International, Inc. stock purchase plans aggregated 13,175, 12,230, and 9,220 shares in 1994, 1995 and 1996, respectively.

  Management of the Business has determined that the pro forma compensation cost determined under the fair-value method prescribed under SFAS No. 123 would not be material to the accompanying financial statements.

 Restricted Stock

  Certain key employees of the Business have received grants of restricted stock under the Baxter International, Inc. restricted stock plan. Under the plan, annual grants are earned based on the achievement of net income and average "operational cash flow" targets, adjusted up or down by Baxter International, Inc.'s stock performance against the change in the Standard & Poor's Medical Products and Supplies Index. These restricted shares vest one year after they are earned.

  At December 31, 1996, 9,218 shares were subject to restrictions which lapse in 1997 and 17,182 shares were subject to restrictions that lapse upon achievement of future performance objectives and related vesting periods. During 1994, 1995 and 1996, 6,050, 6,776 and 9,218 shares, respectively, of restricted stock were earned. The Business has recorded compensation expense for the restricted stock of $85,000, $227,000 and $331,000 during 1994, 1995 and 1996, respectively.

(8) RETIREMENT AND OTHER POSTEMPLOYMENT BENEFIT PLANS

 Retirement Plans

  Substantially all U.S. employees of the Business are eligible to participate in Baxter International, Inc.'s qualified 401(k) plan and Baxter International, Inc.'s qualified and nonqualified non-contributory, defined benefit pension plans. Under the defined benefit pension plans, benefits are based on years of service and the employee's compensation during five of the last ten years of employment as defined by the plans. Baxter International, Inc.'s funding policy is to make contributions to the trusts of the qualified plans which meet or exceed the minimum funding requirements. Assets held by the trusts of the plans consist primarily of equity and fixed income securities.

  Baxter International, Inc. recorded pension costs of $43,000,000, $35,000,000 and $47,000,000 during the years ended December 31, 1994, 1995 and
1996, respectively, and a net pension asset of $13,000,000 as of December 31, 1995 and 1996. The value of the projected benefit obligation at December 31, 1995 and 1996 assumed a 7.25% and an 8.0% discount rate, respectively, and a 4.5% rate of increase in future compensation levels. The expected long-term rate of return on assets was 9.5% for 1995 and 1996. The Business' allocated portion of pension costs was $371,000, $343,000 and $412,000 in 1994, 1995 and
1996, respectively. The Business has not recorded a pension related asset or liability in the accompanying financial statements.

  Under the 401(k) plan, participating Business employees may contribute up to 12% of their annual compensation to the plan and the Business matches participants' contributions up to 3% of compensation. The Business' matching contributions were $180,000, $182,000 and $196,000 in 1994, 1995 and 1996, respectively.

                   IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                       DECEMBER 31, 1994, 1995 AND 1996


 Other Postemployment Benefit Plans

  Baxter International, Inc. sponsors certain unfunded contributory health care and life insurance benefits for substantially all domestic-retired employees. Baxter International, Inc. recorded net postretirement benefits costs of $16,000,000, $16,000,000 and $18,000,000 during the years ended
December 31, 1994, 1995 and 1996, respectively, and an accrued postretirement benefit liability of $273,000,000 and $268,000,000 as of December 31, 1995 and 1996, respectively. The value of the accumulated postretirement benefit obligation at December 31, 1995 and 1996 assumed a 7.25% and an 8.0% discount rate, respectively. The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 10.0% in 1997, gradually declining to 5.0% after five years. The effect of increasing the health care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation by $28,000,000 at December 31, 1996 and the net periodic cost by $3,000,000 for the year. The Business' allocated portion of net postretirement benefit costs was $149,000, $148,000 and $217,000 in 1994, 1995 and 1996, respectively. The Business has not recorded a postretirement benefit liability in the accompanying financial statements.

(9) DOMESTIC AND FOREIGN OPERATIONS

  The Business is engaged in a single industry, the development, manufacture, marketing and distribution of specialized instruments used in ex-vivo cell research and therapies. The Business' customers are concentrated in the United States and Europe and no single customer accounts for a significant amount of the Business' sales.

  Information related to domestic and foreign operations is as follows:

                                         1994          1995          1996
                                     ------------  ------------  ------------
   Sales:
     United States.................. $  6,513,000  $  5,800,000  $  5,254,000
     Europe.........................    9,541,000    12,762,000    13,114,000
     Other..........................    3,648,000     4,002,000     5,579,000
                                     ------------  ------------  ------------
     Total.......................... $ 19,702,000  $ 22,564,000  $ 23,947,000
                                     ============  ============  ============
   Operating income (loss):
     United States.................. $(30,265,000) $(31,661,000) $(31,249,000)
     Europe.........................   (8,023,000)   (6,654,000)   (4,822,000)
     Other..........................      415,000       204,000       427,000
                                     ------------  ------------  ------------
     Total.......................... $(37,873,000) $(38,111,000) $(35,644,000)
                                     ============  ============  ============
   Identifiable assets at end of
    year:
     United States.................. $ 11,636,000  $ 12,335,000  $ 16,729,000
     Europe.........................   10,353,000    14,004,000    11,380,000
     Other..........................      724,000     1,366,000     4,329,000
                                     ------------  ------------  ------------
     Total.......................... $ 22,713,000  $ 27,705,000  $ 32,438,000
                                     ============  ============  ============

                   IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                       DECEMBER 31, 1994, 1995 AND 1996


(10) COMMITMENTS AND CONTINGENCIES

 Litigation

  The Company is involved in certain litigation arising in the ordinary course of business. The potential outcome of the litigation cannot be predicted with certainty. However, management believes that the loss, if any, resulting from the litigation, would not be material to the financial statements of the Business.

 Operating Leases

  The Business leases certain of its facilities and equipment under various noncancelable operating leases expiring through November 2004.

  Total rental expense for all operating leases, excluding allocations from Baxter, was approximately $1,200,000, $1,008,000 and $1,021,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

  At December 31, 1996, the future minimum payments under noncancelable leases are as follows:

      YEAR ENDING DECEMBER 31:
      ------------------------
        1997......................................................... $  859,000
        1998.........................................................    828,000
        1999.........................................................    736,000
        2000.........................................................    674,000
        2001.........................................................    670,000
        Thereafter...................................................  1,955,000
                                                                      ----------
                                                                      $5,722,000
                                                                      ==========

(11) BUSINESS EQUITY

  Business equity represents Baxter's ownership interest in the recorded net assets of the Business. All cash transactions and intercompany transactions with Baxter are reflected in this amount. A summary of the activity is as follows:

      Balance at December 31, 1993................................ $ 13,166,000
      Net loss....................................................  (37,867,000)
      Net intercompany activity...................................   41,355,000
                                                                   ------------
      Balance at December 31, 1994................................   16,654,000
      Net loss....................................................  (39,538,000)
      Net intercompany activity...................................   44,800,000
                                                                   ------------
      Balance at December 31, 1995................................   21,916,000
      Net loss....................................................  (33,240,000)
      Net intercompany activity...................................   36,653,000
                                                                   ------------
      Balance at December 31, 1996................................ $ 25,329,000
                                                                   ============

                    IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                            CONDENSED BALANCE SHEETS

                      DECEMBER 31, 1996 AND JUNE 30, 1997

                                                                     JUNE 30,
                                                  DECEMBER 31, 1996    1997
                                                  ----------------- -----------
                                                                    (UNAUDITED)
                     ASSETS
Current assets:
  Cash...........................................    $    35,000    $    17,000
  Accounts receivable, less allowance for
   doubtful accounts of $71,000 at December 31,
   1996 and $59,000 at June 30, 1997.............      6,019,000      4,354,000
  Due from related parties.......................        529,000        400,000
  Other receivables..............................      1,788,000      1,122,000
  Inventories....................................      8,523,000      7,717,000
  Prepaid expenses and other current assets......        131,000        501,000
                                                     -----------    -----------
    Total current assets.........................     17,025,000     14,111,000
Property and equipment, net......................     11,808,000     15,272,000
Other assets.....................................      3,605,000      4,374,000
                                                     -----------    -----------
    Total assets.................................    $32,438,000    $33,757,000
                                                     ===========    ===========
         LIABILITIES AND BUSINESS EQUITY
Current liabilities:
  Accounts payable...............................    $ 2,428,000    $ 1,810,000
  Due to related parties.........................        658,000        368,000
  Accrued expenses and other current
   liabilities...................................      4,023,000      2,408,000
                                                     -----------    -----------
    Total current liabilities....................      7,109,000      4,586,000
Commitments and contingencies
Business equity..................................     25,329,000     29,171,000
                                                     -----------    -----------
    Total liabilities and business equity........    $32,438,000    $33,757,000
                                                     ===========    ===========


           See accompanying notes to unaudited financial statements.

                    IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                    SIX MONTHS ENDED JUNE 30, 1996, AND 1997

                                                        1996          1997
                                                    ------------  ------------
Revenue............................................ $ 11,915,000  $  7,816,000
Cost of goods sold.................................    5,456,000     5,506,000
                                                    ------------  ------------
  Gross profit.....................................    6,459,000     2,310,000
                                                    ------------  ------------
Operating expenses:
  Research and development.........................   17,409,000    12,069,000
  Sales, general and administrative................    6,597,000     5,429,000
                                                    ------------  ------------
  Total operating expenses.........................   24,006,000    17,498,000
                                                    ------------  ------------
  Operating loss...................................  (17,547,000)  (15,188,000)
                                                    ------------  ------------
Other Income:
  Gain on sale of Therasorb assets.................      651,000           --
  Other, net.......................................       19,000       287,000
                                                    ------------  ------------
  Total other income...............................      670,000       287,000
                                                    ------------  ------------
  Net loss......................................... $(16,877,000) $(14,901,000)
                                                    ============  ============



           See accompanying notes to unaudited financial statements.

                   IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                      CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                                        1996          1997
                                                    ------------  ------------
Cash flows from operating activities:
 Net loss.......................................... $(16,877,000) $(14,901,000)
 Adjustments to reconcile net loss to net cash used
  in operating activities:
  Depreciation and amortization....................    1,608,000     1,723,000
  Gain on sale of Therasorb assets.................     (651,000)          --
  Changes in assets and liabilities:
  Accounts receivable..............................    2,697,000     1,665,000
  Due from related parties.........................     (176,000)     (129,000)
  Other receivables................................   (3,171,000)      666,000
  Inventories......................................    1,949,000       806,000
  Prepaid expenses and other assets................     (179,000)     (370,000)
  Accounts payable.................................     (998,000)     (618,000)
  Due to related parties...........................      630,000      (290,000)
  Accrued expenses and other current liabilities...       40,000    (1,615,000)
                                                    ------------  ------------
  Net cash used in operating activities............  (15,128,000)  (12,805,000)
                                                    ------------  ------------
Cash flows from investing activities:
 Purchases of property and equipment...............     (882,000)   (1,521,000)
 Purchases of other assets.........................     (368,000)     (861,000)
                                                    ------------  ------------
  Net cash used in investing activities............   (1,250,000)   (5,956,000)
                                                    ------------  ------------
Cash flows from financing activities--financing
 from parent.......................................   16,399,000    15,169,000
                                                    ------------  ------------
  Net cash provided by financing activities........   16,399,000    15,169,000
                                                    ------------  ------------
  Net increase in cash.............................       21,000       (18,000)
Cash at beginning of period........................       13,000        35,000
                                                    ------------  ------------
Cash at end of period.............................. $     34,000  $     17,000
                                                    ============  ============
Supplemental cash flow disclosures:
 Cash paid during the period for:
  Interest.........................................          --            --
  Income taxes..................................... $        --   $        --
                                                    ============  ============

  Supplemental disclosure of noncash financing and investing activities:

    In the second quarter of 1997, Baxter transferred leasehold improvements and equipment with a net book value of $3,574,000 to the Business.

           See accompanying notes to unaudited financial statements.

                   IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                            JUNE 30, 1996 AND 1997

  The unaudited financial statements as of June 30, 1997 and for the six month periods ended June 30, 1996 and 1997 included herein have been prepared by the Business, and in the opinion of management, reflect all adjustments that are necessary to fairly state the financial position of the Business and its cash flows and the results of its operations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, the Business believes that the disclosures are adequate to prevent the information presented from being misleading. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Business' annual report for the year ended December 31, 1996.

(1) BASIS OF PRESENTATION

 General

  The Immunotherapy Division of Baxter Biotech (the Business) is a division of Baxter Healthcare Corporation (Baxter), which is a subsidiary of Baxter International, Inc. The Business is engaged in the development, manufacture, marketing and distribution of specialized instruments used in ex-vivo cell research and therapies.

  Historically, the Business had no separate legal status. The accompanying financial statements have been prepared from the historical accounting records as if the Business had operated as a separate entity during all periods presented.

  The financial statements include all of the direct operating expenses of the Business and allocations of certain shared administrative services costs from Baxter. Expenses are allocated on the basis of actual usage or other methods, which approximate actual usage. Management believes that the allocation methods are reasonable. However, these allocations are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value).

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives which range from 3 to 11 years. Leasehold improvements are amortized using the straight-line method over the estimated useful life or the lease term, whichever is shorter.

 License Agreements

  License agreements are recorded at cost and are amortized using the straight-line method over the shorter of the estimated useful lives of the license or the license term. These costs are included with other assets in the accompanying balance sheets.

                   IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

             NOTES TO CONDENSED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)
                            JUNE 30, 1996 AND 1997


 Financial Instruments

  The carrying value of financial instruments such as cash, accounts receivable, other current assets, accounts payable and other current liabilities approximates their fair value due to the short-term nature of these instruments.

 Revenue Recognition

  Revenue and related cost of goods sold are recognized upon shipment of products.

 Research and Development Costs

  Research and development costs are charged to expense as incurred.

 Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Business adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed their fair values. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Business' financial position or results of operations.

 Stock-Based Compensation

  In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair-value method of accounting for stock-based awards. As permitted by SFAS No. 123, the Business elected to continue to follow existing accounting requirements for stock options and other stock-based awards contained in Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees."

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

                   IMMUNOTHERAPY DIVISION OF BAXTER BIOTECH
                 (A DIVISION OF BAXTER HEALTHCARE CORPORATION)

             NOTES TO CONDENSED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)
                            JUNE 30, 1996 AND 1997

disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(3) DISCONTINUED OPERATIONS

  In February 1996, the Business sold the assets of its "Therasorb" product line and on January 1, 1997, the Business transferred the assets of its "Collections" product line to another Baxter division.

(4) INCOME TAXES

  The Business has not recorded income tax expense or benefit for the six months ended June 30, 1996 and 1997. On a separate return basis, the losses incurred during those periods would give rise to net operating loss carryforwards and related deferred tax assets. Due to the uncertainty of ultimate utilization of those carryforwards on a separate-return basis, the Business has recorded valuation allowances for the full amounts of those deferred tax assets. The tax effect of other temporary differences that give rise to deferred tax liabilities are not material.

  The Business, on a stand-alone basis, would have a net operating loss carryforward for Federal income tax purposes. However, since the Business has been included in the consolidated tax filings of Baxter, its prior losses have been utilized in the Baxter consolidated tax returns. As such, should the Business actually file separate tax returns in the future, no net operating losses would be available.

(5) CONTINGENCIES

  The Business is involved in certain litigation arising in the ordinary course of business. The potential outcome of the litigation cannot be predicted with certainty. However, management believes that the loss, if any, resulting from the litigation, would not be material to the financial statements of the Business.

(6) BUSINESS EQUITY

  Business equity represents Baxter's ownership interest in the recorded net assets of the Business. All cash transactions and intercompany transactions with Baxter are reflected in this amount.

(7) ASSET PURCHASE AGREEMENT

  On June 12, 1997, the Business signed a letter of intent with VIMRX Pharmaceuticals Inc. (VIMRX) to form a new company.

  Pursuant to the definitive asset purchase agreement dated October 10, 1997, certain of the assets of the Business will be transferred to a new company, yet to be named, in which VIMRX will hold a majority ownership (80.5%) and Baxter will hold a minority ownership (19.5%). VIMRX will issue to Baxter 11 million shares of common stock and convertible preferred shares with a nominal value of $40 million. To the extent the 11 million shares of common stock are worth less than $50 million at the time of closing (based upon the average of the per share closing prices for the 15 trading days ending five days prior to the closing date), Baxter will receive additional convertible preferred shares. The conversion price for the preferred shares will be determined according to the closing prices of VIMRX's common stock within the 18 month period following the closing of the transaction, subject to a floor of $5.50 per share and a ceiling of $7.50 per share. Baxter will purchase $30 million and VIMRX will purchase $10 million of the new company's 6 1/2% subordinated debentures to provide initial operating funds. The new company will pay Baxter milestone payments, related to regulatory approvals, of up to $21 million over several years. Baxter will retain its exclusive license to the CD34 antibody used in selection technology and sublicense it to the new company. Baxter will have one representative on the new company's board of directors and one representative on VIMRX's board of directors. The closing is subject, among other conditions, to regulatory approval and the approval by the stockholders of VIMRX, which is anticipated to occur in the fourth quarter of 1997.

                          VIMRX PHARMACEUTICALS INC.
                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL INFORMATION

  The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1996 and the six month period ended June 30, 1997 set forth in this report gives effect to the Acquisition as if it had occurred on January 1, 1996. The unaudited pro forma condensed combined balance sheet at June 30, 1997 gives effect to the Acquisition as if it had occurred on June 30, 1997. The pro forma condensed combined statement of operations excludes material non-recurring charges related to purchased in-process research and development which totaled approximately $40.1 million.

  For accounting purposes, the Acquisition was treated as a purchase. Accordingly, for purpose of these unaudited pro forma condensed combined statements of operations, the excess of the purchase price over the fair market value of the acquired assets is amortized over 12 years.

  The unaudited pro forma condensed combined financial statements have been prepared by the Company's management based upon the financial statements of the Division and the Company included elsewhere herein. Unaudited pro forma financial data do not purport to be indicative of either the future results of operations or the results of operations that would have occurred if the Acquisition had been consummated on the indicated dates. The pro forma adjustments are based on available information and certain assumptions that the Company believes to be reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with the audited financial statements contained elsewhere herein.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 1997

                                        HISTORICAL BAXTER
                           HISTORICAL     IMMUNOTHERAPY    PRO FORMA        PRO FORMA
                             VIMRX          DIVISION      ADJUSTMENTS        COMBINED
                          ------------  ----------------- ------------     ------------
         ASSETS
Cash and cash
 equivalents............  $  2,445,000     $    17,000    $    (17,000)(1) $ 32,445,000
                                                            30,000,000 (5)
Securities held for
 sale...................    34,372,000             --              --        34,372,000
Receivables.............           --        5,876,000      (5,876,000)(1)          --
Inventory...............           --        7,717,000      (3,224,000)(1)    7,093,000
                                                             2,600,000 (4)
Prepaid expenses and
 other..................       246,000         501,000         (95,000)(1)      652,000
                          ------------     -----------    ------------     ------------
  Total current assets..    37,063,000      14,111,000      23,388,000       74,562,000
Equipment, net..........     3,096,000      15,272,000      (6,310,000)(1)   16,919,000
                                                             4,861,000 (4)
Marketable equity secu-
 rities.................       286,000             --              --           286,000
Intangible assets.......           --        4,273,000      (3,415,000)(1)    2,985,000
                                                             2,127,000 (4)
Goodwill................     1,030,000             --       25,597,000 (4)   26,627,000
Patents.................           --              --        2,737,000 (4)    2,737,000
Workforce...............           --              --        3,140,000 (4)    3,140,000
Other assets............       292,000         101,000        (101,000)(1)      292,000
                          ------------     -----------    ------------     ------------
   Total assets.........    41,767,000      33,757,000      52,024,000      127,548,000
                          ============     ===========    ============     ============
      LIABILITIES
Accounts payable and ac-
 crued expenses.........  $  1,845,000       4,218,000    $ (4,218,000)(1) $  3,545,000
                                                             1,700,000 (3)
Related party payables..           --          368,000        (368,000)(1)          --
Term note payable-
 warrantholder..........        36,000             --              --            36,000
Capital leases-current
 portion................       472,000             --              --           472,000
                          ------------     -----------    ------------     ------------
  Total current
   liabilities..........     2,353,000       4,586,000      (2,886,000)       4,053,000
Term note payable-
 warrantholders.........       227,000             --              --           227,000
Capital leases..........       292,000             --              --           292,000
Convertible debt........           --              --       30,000,000 (5)   30,000,000
                          ------------     -----------    ------------     ------------
   Total liabilities....     2,872,000       4,586,000      27,114,000       34,572,000
                          ------------     -----------    ------------     ------------
Minority interest.......     1,035,000             --        2,870,000 (4)    3,905,000
                          ------------     -----------    ------------     ------------
  SHAREHOLDERS EQUITY
Class A Convertible Pre-
 ferred Stock...........           --              --       54,580,000 (3)   54,580,000
Common Stock............        55,000             --           11,000 (3)       66,000
Additional paid-in capi-
 tal....................    90,649,000             --       36,709,000 (3)  127,358,000
Business equity.........           --       29,171,000     (14,452,000)(1)          --
                                                           (14,719,000)(4)
Unearned compensation...      (534,000)            --              --          (534,000)
Unrealized gain on in-
 vestment...............      (167,000)            --              --          (167,000)
Cumulative translation
 adjustment.............       (65,000)            --              --           (65,000)
Deficit accumulated dur-
 ing development stage..   (52,078,000)            --      (40,089,000)(4)  (92,167,000)
                          ------------     -----------    ------------     ------------
  Total shareholder's
   equity...............    37,860,000      29,171,000      22,040,000       89,071,000
                          ------------     -----------    ------------     ------------
                          $ 41,767,000     $33,757,000    $ 52,024,000     $127,548,000
                          ============     ===========    ============     ============

   See notes to unaudited pro forma condensed combined financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                         HISTORICAL
                                           BAXTER
                           HISTORICAL   IMMUNOTHERAPY   PRO FORMA           PRO FORMA
                             VIMRX        DIVISION     ADJUSTMENTS           COMBINED
                          ------------  -------------  ------------        ------------
Revenue.................  $        --   $ 23,947,000   $(17,527,000)(1)(2) $  6,420,000
Cost of goods sold......           --     11,638,000     (5,290,000)(1)(2)    8,948,000
                                                          2,600,000 (4)
                          ------------  ------------   ------------        ------------
   Gross profit (loss)..           --     12,309,000    (14,837,000)         (2,528,000)
                          ------------  ------------   ------------        ------------
Operating expenses:
Research and develop-
 ment...................     2,950,000    34,699,000     (3,332,000)(1)(2)   34,803,000
                                                            486,000 (4)
Purchased research and
 development............    14,484,000           --             --           14,484,000
Royalty expense.........       100,000           --             --              100,000
Goodwill amortization...           --            --       2,622,000 (4)       2,622,000
General and administra-
 tive...................     4,300,000    13,254,000    (10,643,000)(1)(2)    6,911,000
                          ------------  ------------   ------------        ------------
   Total operating ex-
    penses..............    21,834,000    47,953,000    (10,867,000)         58,920,000
                          ------------  ------------   ------------        ------------
Operating (loss)........   (21,834,000)  (35,644,000)    (3,970,000)        (61,448,000)
                          ------------  ------------   ------------        ------------
Other (income) expenses:
Minority interest in net
 loss of consolidated
 subsidiary.............      (116,000)          --      (6,999,000)(4)      (7,115,000)
Interest income.........    (1,792,000)          --             --           (1,792,000)
Interest expense........       329,000           --       1,950,000 (5)       2,279,000
Gain on sale of
 Therasorb assets.......           --       (651,000)       651,000 (1)             --
Other, net..............      (395,000)   (1,753,000)     1,788,000 (1)        (360,000)
                          ------------  ------------   ------------        ------------
Total other (income) ex-
 penses.................    (1,974,000)   (2,404,000)    (2,610,000)         (6,988,000)
                          ------------  ------------   ------------        ------------
Net (loss)..............   (19,860,000)  (33,240,000)    (1,360,000)        (54,460,000)
Preferred Stock divi-
 dends..................           --            --      (4,657,000)(6)      (4,657,000)
                          ------------  ------------   ------------        ------------
Net loss applicable to
 Common Stock...........  $(19,860,000) $(33,240,000)  $ (6,017,000)       $(59,117,000)
                          ============  ============   ============        ============
Pro forma weighted aver-
 age number of shares
 outstanding............    39,398,644                   11,400,000 (3)      50,798,644
                          ============                 ============        ============
Net loss per share......  $      (0.50)                                    $      (1.16)
                          ============                                     ============

   See notes to unaudited pro forma condensed combined financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                       HISTORICAL BAXTER
                          HISTORICAL     IMMUNOTHERAPY    PRO FORMA          PRO FORMA
                             VIMRX         DIVISION      ADJUSTMENTS          COMBINED
                          -----------  ----------------- -----------        ------------
Revenue.................  $       --     $  7,816,000    $(2,759,000)(1)(2) $  5,057,000
Cost of goods sold......          --        5,506,000        349,000 (1)(2)    5,855,000
                          -----------    ------------    -----------        ------------
  Gross profit (loss)...          --        2,310,000     (3,108,000)           (798,000)
                          -----------    ------------    -----------        ------------
Operating expenses:
Research and develop-
 ment...................    6,714,000      12,069,000       (225,000)(1)(2)   18,801,000
                                                             243,000 (4)
Purchased research and
 development............    1,800,000             --             --            1,800,000
Royalty expense.........      100,000             --             --              100,000
Goodwill amortization...          --              --       1,312,000 (4)       1,312,000
General and administra-
 tive...................    4,128,000       5,429,000     (4,324,000)(1)(2)    5,233,000
                          -----------    ------------    -----------        ------------
  Total operating ex-
   penses...............   12,742,000      17,498,000     (2,994,000)         27,246,000
                          -----------    ------------    -----------        ------------
Operating (loss)........  (12,742,000)    (15,188,000)      (114,000)        (28,044,000)
                          -----------    ------------    -----------        ------------
Other (income) expenses:
Minority interest in net
 loss of consolidated
 subsidiary.............  (1,876,000)             --      (2,815,000)(4)     (4,691,000)
Interest income.........   (1,282,000)            --             --           (1,282,000)
Interest expense               83,000             --         975,000 (5)       1,058,000
Other, net..............       40,000        (287,000)           --             (247,000)
                          -----------    ------------    -----------        ------------
Total other (income) ex-
 penses.................   (3,035,000)       (287,000)    (1,840,000)         (5,162,000)
                          -----------    ------------    -----------        ------------
Net (loss)..............   (9,707,000)    (14,901,000)     1,726,000         (22,882,000)
Preferred Stock divi-
 dends..................          --              --      (2,329,000)(6)      (2,329,000)
                          -----------    ------------    -----------        ------------
Net loss applicable to
 Common Stock...........  $(9,707,000)   $(14,901,000)   $  (603,000)       $(25,211,000)
                          ===========    ============    ===========        ============
Pro forma weighted aver-
 age number of shares
 outstanding............   54,626,741                     11,400,000 (3)      66,026,741
                          ===========                    ===========        ============
Net loss per share......  $     (0.18)                                      $      (0.38)
                          ===========                                       ============

   See notes to unaudited pro forma condensed combined financial statements.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Certain assets, the existing liabilities and the operations of the "Collections" and Therasorb product lines of the Division were not acquired by the Subsidiary and have been eliminated.

2. Concurrent to the Proposed Acquisition, the Subsidiary will enter into various agreements with Baxter under which Baxter will provide certain manufacturing, supply, marketing and administrative services. The charges from Baxter related to these agreements have been reflected as a reduction in revenues, an increase in cost of sales and a reduction in general and administrative expenses.

3. Pursuant to the asset purchase agreement, the Company will issue 11,000,000 shares of Common Stock, 40,000 shares of Class A Preferred Stock and additional shares of Class A Preferred Stock valued at $1,000 per share to total, together with the Common Stock, $50,000,000. Based on the June 30, 1997 closing sale price of $3.22 as reported on the Nasdaq National Market, an additional 14,580 shares of Class A Preferred Stock would be issued. The Company will also issue approximately 400,000 shares of Common Stock to Lazard Freres as part of the consideration for their services.

4. The purchase price was allocated to inventory, the net tangible assets, goodwill and purchased in-process research and development which has been charged to operations. The purchased in-process research and development of $40.1 million has been deemed to be non-recurring and directly attributable to the acquisition and accordingly has been excluded from the pro forma results of operations. The purchased in-process research and development will be expensed in the period the transaction is consummated. The Subsidiary's Common Stock is eliminated and minority interest is established. Goodwill is being amortized on a straight line basis over a period of expected benefit of approximately 12 years.

5. Baxter will purchase $30,000,000 of convertible debentures of the Subsidiary's 6 1/2% subordinated debentures. The $10,000,000 convertible debenture purchased by the Company will eliminate in consolidation and, therefore, is not recorded.

6. To reflect preferred stock dividends which accumulate at a rate of 6%.

7. The Subsidiary also will issue a warrant to Baxter to purchase an additional 6% of the Subsidiary's common stock for $6,000,000.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        VIMRx Pharmaceuticals Inc.


                                        By:/s/ Francis M. O'Connell
                                           ------------------------
                                           Francis M. O'Connell
                                           Chief Accounting Officer


                                       6